Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 20, 2020, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-252225) and related Prospectus of Biophytis S.A. dated February 4, 2021.

/s/ Ernst & Young et Autres

Paris, France

February 4, 2021